UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	001-49713 (Commission File Number)	98-351796 (I.R.S. Employer Identification No.)
46A, Avenue JF Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On February 28, 2006, a subsidiary of Accenture SCA, Accenture International Sarl, finalized the transfer of an aggregate of 2,856,618 Accenture SCA Class III common shares to Accenture Ltd. The transfer was made in connection with transactions related to the issuance by Accenture Ltd of its Class A common shares delivered pursuant to outstanding options awards, grants of restricted share units and voluntary equity investment program share issuances under Accenture’s equity compensation plans. The Accenture SCA Class III common shares were transferred in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve any public offering.
In its Quarterly Report on Form 10-Q for the quarter ended November 30, 2005, filed on January 9, 2006, Accenture SCA disclosed that it had 532,078,471 Class III common shares issued and outstanding. Accenture International Sarl, a subsidiary of Accenture SCA, has previously transferred an additional 4,028,076 Accenture SCA Class III common shares since January 9, 2006 to Accenture Ltd for similar purposes in unregistered transactions. In aggregate, 6,884,694 (inclusive of the 2,856,618 shares described herein) Accenture SCA Class III common shares have been transferred to Accenture Ltd since January 9, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 6, 2006

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner